EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Post Effective Amendment No. 1 to the Registration Statement on Form S-1 on Form S-4 of Metals USA, Inc. of our report, dated October 19, 1995 on Affiliated Metals Company for the years ended September 3, 1994 and September 2, 1995, and to the reference to us under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

                                               RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
July 17, 1998